U.S. SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                   FORM SB-2
            REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                               BURROW MINING INC.
             (Exact name of Registrant as specified in its charter)

 NEVADA                                         1000         APPLIED FOR
 (State or other jurisdiction ofStandard Industrial ClassificationIRS Employer
    ID Number incorporation or organization)

                               BURROW MINING INC.
                            7892 Cumberland Street
                           Burnaby, British Columbia,
                                Canada  V3N 3Y7
               (Name and address of principal executive offices)

                        (604) 527-0098    (604) 527-0038
                  Registrant's telephone numberRegistrant's fax number,

                           Val-U-Corp Services, Inc.
                        1802 N. Carson Street, Suite 212
                             Carson City, NV  89701
                    (Name and Address of Agent for Service)

                                   Copies to:
                               Gersten Savage LLP
                              David Danovitch, Esq.
                              Kristin Angelino, Esq.
                                Jaclyn Amsel, Esq.
                               600 Lexington Avenue
                             New York, NY  10022-6018

Approximate date of commencement of proposed sale to the public:

As soon as practicable, after the effective date of this Registration
Statement.

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective
registration statement for the same offering.   |__|

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement
for the same offering.   |__|

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |__|

If delivery of the prospectus is expected to be made pursuant to Rule 434, check
the following.                                             |__|

               CALCULATION OF REGISTRATION FEE
-------------------------------------------------------------------------------
-------------------------------------------------------------------------------
TITLE OF       AMOUNT TO     PROPOSED    PROPOSED       AMOUNT OF
EACH CLASS     BE            MAXIMUM     MAXIMUM        REGISTRATION
OF             REGISTERED    OFFERING    AGGREGATE      FEE (2)
SECURITIES                   PRICE PER   OFFERING
TO BE                        SHARE (1)   PRICE (2)
REGISTERED
-------------------------------------------------------------------------------
-------------------------------------------------------------------------------
Common Stock   3,900,000      $0.10       $390,000       $15.33

(1)   Based on the last sales price on April 3, 2007.
(2) Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457 under the Securities Act.

THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SECTION 8(A), MAY DETERMINE.

THE INFORMATION IN THIS PROSPECTUS IS NOT COMPLETE AND MAY BE CHANGED. WE MAY NOT SELL THESE SECURITIES UNTIL THE REGISTRATION STATEMENT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION IS EFFECTIVE. THIS PROSPECTUS IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT SOLICITING AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED.

PRELIMINARY PROSPECTUS

         SUBJECT TO COMPLETION, Dated: January 29, 2008



                               BURROW MINING INC.
                        3,900,000 SHARES OF COMMON STOCK

The selling shareholders named in this prospectus are offering all of the shares of common stock offered through this prospectus.

Our common stock is presently not traded on any market or securities exchange.

The purchase of the securities offered through this prospectus involves a high degree of risk. SEE SECTION ENTITLED "RISK FACTORS" ON PAGES 7-9.

The selling shareholders will sell our shares at $0.10 per share until our shares are quoted on the OTC Bulletin Board, and thereafter at prevailing market prices or privately negotiated prices. We determined this offering price based upon the price of the last sale of our common stock to investors.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.


            THE DATE OF THIS PROSPECTUS IS: ________________, 2008

                               TABLE OF CONTENTS

                                                               PAGE
SUMMARY .......................................................  6
RISK FACTORS ..................................................  7
  -  IF WE DO NOT OBTAIN ADDITIONAL FINANCING, OUR BUSINESS
     WILL FAIL ................................................  7
  -  BECAUSE WE HAVE NOT COMMENCED BUSINESS OPERATIONS, WE FACE
     A HIGH RISK OF BUSINESS FAILURE ..........................  7
  - BECAUSE OF THE SPECULATIVE NATURE OF EXPLORATION OF MINING PROPERTIES, THERE IS SUBSTANTIAL RISK THAT OUR BUSINESS
     WILL FAIL ................................................  8
  -  WE NEED TO CONTINUE AS A GOING CONCERN IF OUR BUSINESS IS
     TO SUCCEED.  OUR INDEPENDENT AUDITOR HAS RAISED DOUBT ABOUT
     OUR ABILITY TO CONTINUE AS A GOING CONCERN................  8
  - BECAUSE OF THE INHERENT DANGERS INVOLVED IN MINERAL EXPLORATION, THERE IS A RISK THAT WE MAY INCUR LIABILITY OR
     DAMAGES AS WE CONDUCT OUR BUSINESS .......................  8
  -  EVEN IF WE DISCOVER COMMERCIAL RESERVES OF PRECIOUS METALS
     ON THE STIKINE PROPERTY, WE MAY NOT BE ABLE TO
     SUCCESSFULLY COMMENCE COMMERCIAL PRODUCTION ..............  8
  -  BECAUSE OFFICERS HAVE OTHER BUSINESS  INTERESTS, THEY MAY
     NOT BE ABLE OR WILLING TO DEVOTE A SUFFICIENT AMOUNT OF
     TIME TO OUR BUSINESS OPERATIONS,  CAUSING OUR BUSINESS TO
     FAIL......................................................  8
  -  BECAUSE OUR MANAGEMENT HAS ONLY LIMITED EXPERIENCE IN
     MINERAL EXPLORATION, OUR BUSINESS HAS A HIGHER RISK OF
     FAILURE...................................................  9
  -  IF A MARKET FOR OUR COMMON STOCK DOES NOT DEVELOP,
     SHAREHOLDERS MAY BE UNABLE TO SELL THEIR SHARES .........   9
  -  A PURCHASER IS PURCHASING PENNY STOCK WHICH LIMITS THE
     SELL THE ABILITY TO STOCK ................................  9
FORWARD-LOOKING STATEMENTS.....................................  9
USE OF PROCEEDS ...............................................  9
DETERMINATION OF OFFERING PRICE ...............................  9
DILUTION ...................................................... 10
SELLING SHAREHOLDERS .......................................... 10
PLAN OF DISTRIBUTION .......................................... 14
LEGAL PROCEEDINGS ............................................. 16
DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS .. 16
BIOGRAPHICAL INFORMATION ...................................... 16
TERM OF OFFICE ................................................ 16
SIGNIFICANT EMPLOYEES ......................................... 16
CONFLICTS OF INTEREST ......................................... 17
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT  17
DESCRIPTION OF SECURITIES ..................................... 17
INTEREST OF NAMED EXPERTS AND COUNSEL ......................... 18
DISCLOSURE OF COMMISSION POSITION OF INDEMNIFICATION FOR
SECURITIES ACT LIABILITIES .................................... 18
ORGANIZATION WITHIN LAST FIVE YEARS ........................... 19
DESCRIPTION OF BUSINESS ....................................... 19
DESCRIPTION, LOCATION AND ACCESS, LOCAL RESOURCES AND .........
INFRASTRUCTURE................................................. 19
STIKINE PROPERTY STAKING AND PURCHASE AGREEMENT ............... 19
EXPLORATION HISTORY ........................................... 20
GEOLOGICAL ASSESSMENT: REPORT PROPERTY......................... 20

CONCLUSIONS ................................................... 20
COMPETITION ....................... ........................... 20
COMPLIANCE WITH GOVERNMENT REGULATION ......................... 21
EMPLOYEES ..................................................... 22
RESEARCH AND DEVELOPMENT EXPENDITURES ......................... 22
SUBSIDIARIES .................................................. 22
PATENTS AND TRADEMARKS ........................................ 22
NEED FOR GOVERNMENT APPROVAL FOR ITS PRODUCTS OR SERVICES...... 22
REPORTS TO SECURITY HOLDERS ................................... 22
PLAN OF OPERATIONS ............................................ 22
RESULTS OF OPERATIONS FOR PERIOD ENDING OCTOBER 31, 2007 ...... 23
DESCRIPTION OF PROPERTY ....................................... 23
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS ................ 23
MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS ...... 23
NO PUBLIC MARKET FOR COMMON STOCK ............................. 24
STOCK HOLDERS OF OUR COMMON SHARES ............................ 24
RULE 144 SHARES ............................................... 24
REGISTRATION RIGHTS ........................................... 24
DIVIDENDS ..................................................... 24
EXECUTIVE COMPENSATION ........................................ 25
STOCK OPTION GRANTS ........................................... 25
DIRECTOR COMPENSATION ......................................... 25
CONSULTING AGREEMENTS ......................................... 25
FINANCIAL STATEMENTS .......................................... 26
CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ................. 38

                                    SUMMARY

PROSPECTIVE INVESTORS ARE URGED TO READ THIS PROSPECTUS IN ITS ENTIRETY.

We intend to be in the business of mineral property exploration. To date, we have not conducted any exploration on our sole mineral property, the Stikine property, located in the Liard Mining division of northwestern British Columbia, Canada. We own a 100% interest in four mineral claims comprising the Stikine property. On May 27, 2007, we purchased these claims from Wolf Mountain Enterprises of Garson, Ontario for a cash payment of $7,500.

Our objective is to conduct mineral exploration activities on the Stikine property in order to assess whether it possesses economic reserves of gold, silver and copper. We have not yet identified any economic mineralization on the property.

There is currently no public market for our common stock and no certainty that a market will develop. If no market is ever developed for our shares, it will be difficult for shareholders to sell their stock. In such a case, shareholders may find that they are unable to benefit from their investment.

We were incorporated on December 11, 2006 under the laws of the state of Nevada. Our principal offices are located at 7892 Cumberland Street, Burnaby, British Columbia, Canada. Our telephone number is (604) 527-0098.

THE OFFERING:

SECURITIES BEING OFFEREDUp to 3,900,000 shares of common stock.

OFFERING PRICE          The selling shareholders will sell the shares at $0.10
                        per share until our shares are quoted on the OTC
                        Bulletin Board, and thereafter at prevailing market prices or privately negotiated prices. We determined this offering price based upon the price of the last sale of our common stock to investors.

TERMS OF THE OFFERING   The selling shareholders will determine when and how
                        they will sell the common stock offered in this prospectus.

TERMINATION OF THE
OFFERING The offering will conclude when all of the 3,900,000 shares of common stock have been sold, the shares no longer need to be registered to be sold or we decide at any time to terminate the registration of the shares at our sole discretion. In any event, the offering shall be terminated no later than two years from the effective date of the registration statement.

SECURITIES ISSUED       7,900,000 shares of our common stock are issued and
                        outstanding as of the date of this prospectus. All of the common stock to be sold under this prospectus will be sold by existing shareholders.

USE OF PROCEEDS         We will not receive any proceeds from the sale of the
                        common stock by the selling shareholders.

SUMMARY FINANCIAL INFORMATION

BALANCE SHEET

                        October 31, 2007 (audited)

Cash                    $13,024
Total Assets            $13,024
Liabilities             $0.00
Total Stockholders'
Equity                  $13,024

STATEMENT OF LOSS AND DEFICIT

From Incorporation on December 11, 2006 to October 31, 2007 (audited)


Revenue           $0
Net Loss          $11,976

                                  RISK FACTORS

An investment in our common stock involves a high degree of risk. You should carefully consider the risks described below and the other information in this prospectus before investing in our common stock. If any of the following risks occur, our business, operating results and financial condition could be seriously harmed. The trading price of our common stock could decline due to any of these risks, and you may lose all or part of your investment.

IF WE DO NOT OBTAIN ADDITIONAL FINANCING, OUR BUSINESS WILL FAIL.

As of October 31, 2007, we had cash on hand in the amount of $13,024. Our current operating funds are less than necessary to complete all intended exploration of the Stikine property, and therefore we will need to obtain additional financing in order to complete our business plan. We currently do not have any operations and we have no income. As well, we will not receive any funds from this offering.

Our business plan calls for significant expenses in connection with the exploration of the Stikine property. While we have sufficient funds to conduct the initial exploration on the property, we will require additional financing in order to determine whether the property contains economic mineralization. We will also require additional financing if the costs of the exploration of the Stikine property are greater than anticipated.

We will require additional financing to sustain our business operations if we are not successful in earning revenues once exploration is complete. We do not currently have any arrangements for financing and may not be able to find such financing if required. Obtaining additional financing would be subject to a number of factors, including the market price for gold, silver and copper, and investor acceptance of our property and general market conditions. These factors may make the timing, amount, terms or conditions of additional financing unavailable to us.


The most likely source of future funds presently available to us is through the sale of equity capital. Any sale of share capital will result in dilution to existing shareholders. The only other anticipated alternative for the financing of further exploration would be our sale of a partial interest in the Stikine property to a third party in exchange for cash or exploration expenditures, which is not presently contemplated.

BECAUSE WE HAVE NOT COMMENCED BUSINESS OPERATIONS, WE FACE A HIGH RISK OF BUSINESS FAILURE.

We have not yet commenced exploration on the Stikine property. Accordingly, we have no way to evaluate the likelihood that our business will be successful. We were incorporated on December 11, 2006 and to date have been involved primarily in organizational activities and the acquisition of our mineral property. We have not earned any revenues as of the date of this prospectus. Potential investors should be aware of the difficulties normally encountered by new mineral exploration companies and the high rate of failure of such enterprises. The likelihood of success must be considered in light of the problems, expenses, difficulties, complications and delays encountered in connection with the exploration of the mineral properties that we plan to undertake. These potential problems include, but are not limited to, unanticipated problems relating to exploration, and additional costs and expenses that may exceed current estimates.

Prior to completion of our exploration stage, we anticipate that we will incur increased operating expenses without realizing any revenues. We therefore expect to incur significant losses into the foreseeable future. We recognize that if we are unable to generate significant revenues from development of the Stikine property and the production of minerals from the claims, we will not be able to earn profits or continue operations.

There is no history upon which to base any assumption as to the likelihood that we will prove successful, and it is doubtful that we will generate any operating revenues or ever achieve profitable operations. If we are unsuccessful in addressing these risks, our business will most likely fail.
If we determine that the Stikine property does not contain any reserves and that we are unable to complete our business plan with respect to the claims, we intend to acquire an interest or interests in additional mineral claims for exploration purposes. Additional acquisitions will depend upon our ability to raise additional funding through our sale of common stock.

BECAUSE OF THE SPECULATIVE NATURE OF EXPLORATION OF MINING PROPERTIES, THERE IS A SUBSTANTIAL RISK THAT OUR BUSINESS WILL FAIL.

The search for valuable minerals as a business is extremely risky. The likelihood of our mineral claims containing economic mineralization or reserves is extremely remote. Exploration for minerals is a speculative venture necessarily involving substantial risk. In all probability, the Stikine property does not contain any reserves and funds that we spend on exploration will be lost. As well, problems such as unusual or unexpected formations and other conditions are involved in mineral exploration and often result in unsuccessful exploration efforts. In such a case, we would be unable to complete our business plan.

WE NEED TO CONTINUE AS A GOING CONCERN IF OUR BUSINESS IS TO SUCCEED. OUR INDEPENDENT AUDITOR HAS RAISED DOUBT ABOUT OUR ABILITY TO CONTINUE AS A GOING CONCERN.

We have incurred losses since our inception resulting in an accumulated deficit of $11,976 at October 31, 2007. Further losses are anticipated in the development of our business. As a result, there is substantial doubt about our ability to continue as a going concern and the Independent Auditor's Report to our audited financial statements for the period ended October 31, 2007 indicates that there are a number of factors that raise substantial doubt about our ability to continue as a going concern.

Our ability to continue as a going concern is dependent upon our ability to generate profitable operations in the future and/or to obtain the necessary financing to meet our obligations and repay our liabilities arising from normal business operations when they come due. The Stikine property does not contain any known bodies of mineralization. We will require additional funds in order to develop the property even if our exploration programs are successful. At this time, we cannot assure investors that we will be able to obtain financing. If we are unable to raise needed financing, we will have to delay or abandon further exploration efforts. If we cannot raise financing to meet our obligations, we will be insolvent and will cease business
operations.   If we are not able to continue as a going concern, it is likely investors will lose all of their investment.

BECAUSE OF THE INHERENT DANGERS INVOLVED IN MINERAL EXPLORATION, THERE IS A RISK THAT WE MAY INCUR LIABILITY OR DAMAGES AS WE CONDUCT OUR BUSINESS.

The search for valuable minerals involves numerous hazards. As a result, we may become subject to liability for such hazards, including pollution, cave-ins and other hazards against which we cannot insure or against which we may elect not to insure. The payment of such liabilities may have a material adverse effect on our financial position.

EVEN IF WE DISCOVER COMMERCIAL RESERVES OF PRECIOUS METALS ON THE STIKINE PROPERTY, WE MAY NOT BE ABLE TO SUCCESSFULLY COMMENCE COMMERCIAL PRODUCTION.

The Stikine property does not contain any known bodies of mineralization. Even if our exploration programs are successful in establishing gold, silver and copper of commercial tonnage and grade, we will require additional funds in order to place the property into commercial production. We may not be able to obtain such financing.

BECAUSE OUR OFFICERS HAVE OTHER BUSINESS INTERESTS, THEY MAY NOT
BE ABLE OR WILLING TO DEVOTE A SUFFICIENT AMOUNT OF TIME TO OUR BUSINESS OPERATIONS, CAUSING OUR BUSINESS TO FAIL.

Our president, chief executive officer and director Ms. Cathy M.T. Ho spends approximately 30% of her business time providing her services to us. Our secretary, treasurer and other director, Ms. Heather M.T. Ho spends only about 25% of her business time providing her services to us. While Ms. Cathy M.T. Ho and Ms. Heather M.T. Ho presently possess adequate time to attend to our interests, it is possible that the time demands on Ms. Cathy M.T. Ho and Ms. Heather M.T. Ho from their other obligations could increase with the result that they would no longer be able to devote sufficient time to the management of our business.

BECAUSE MANAGEMENT HAS ONLY LIMITED EXPERIENCE IN MINERAL EXPLORATION, OUR BUSINESS HAS A HIGHER RISK OF FAILURE.

None of our directors has any technical training in the field of geology and specifically in the areas of exploring for, starting and operating a mine. As a result, we may not be able to recognize and take advantage of potential acquisition and exploration opportunities in the sector without the aid of qualified geological consultants. As well, with no direct training or experience, our management may not be fully aware of the specific requirements related to working in this industry. Their decisions and choices may not be well thought out and our operations, earnings and ultimate financial success may suffer irreparable harm as a result.

IF A MARKET FOR OUR COMMON STOCK DOES NOT DEVELOP, SHAREHOLDERS MAY BE UNABLE TO SELL THEIR SHARES.

There is currently no market for our common stock and no certainty that a market will develop. We currently plan to apply for listing of our common stock on the Over the Counter Bulletin Board upon the effectiveness of the registration statement, of which this prospectus forms a part. However, we can provide investors with no assurance that our shares will be traded on the Over the Counter Bulletin Board or, if traded, that a public market will materialize. If no market is ever developed for our shares, it will be difficult for shareholders to sell their stock. In such a case, shareholders may find that they are unable to achieve benefits from their investment.

A PURCHASER IS PURCHASING PENNY STOCK WHICH LIMITS HIS OR HER ABILITY TO SELL THE STOCK.

The shares offered by this prospectus constitute penny stock under the Exchange Act of 1934, as amended ( the "Exchange Act"). The shares will remain penny stock for the foreseeable future. The classification of penny stock makes it more difficult for a broker-dealer to sell the stock into a secondary market, thus limiting investment liquidity. Any broker-dealer engaged by the purchaser for the purpose of selling his or her shares in our company will be subject to rules 15g-1 through 15g-10 of the Exchange Act. Rather than creating a need to comply with those rules, some broker-dealers will refuse to attempt to sell penny stock.


Please refer to the "Plan of Distribution" section for a more detailed discussion of penny stock and related broker-dealer restrictions.

FORWARD-LOOKING STATEMENTS

This prospectus contains forward-looking statements that involve risks and uncertainties. We use words such as anticipate, believe, plan, expect, future, intend and similar expressions to identify such forward-looking statements. You should not place too much reliance on these forward-looking statements. Our actual results may differ materially from those anticipated in these forward-looking statements for many reasons, including the risks faced by us described in the "Risk Factors" section and elsewhere in this prospectus.

USE OF PROCEEDS

We will not receive any proceeds from the sale of the common stock offered through this prospectus by the selling shareholders.

DETERMINATION OF OFFERING PRICE

The selling shareholders will sell the shares at $0.10 per share until our shares are quoted on the OTC Bulletin Board, and thereafter at prevailing market prices or privately negotiated prices. We determined this offering price, based upon the price of the last sale of our common stock to investors.

DILUTION

The common stock to be sold by the selling shareholders is common stock that is currently issued and outstanding. Accordingly, there will be no dilution to our existing shareholders.

SELLING SHAREHOLDERS

The selling shareholders named in this prospectus are offering all of the 3,900,000 shares of common stock offered through this prospectus. These shares were acquired from us in private placements pursuant to Regulation S of the Securities Act of 1933, as amended (the "Securities Act") and were therefore exempt from the registration requirements of the Securities Act. The shares include the following:

1. 2,000,000 shares of our common stock that the selling shareholders acquired from us in an offering pursuant to Regulation S of the Securities Act and was completed on January 26, 2007;

2. 1,000,000 shares of our common stock that the selling shareholders acquired from us in an offering pursuant to Regulation S of the Securities Act and was completed on March 22, 2007; and

3. 900,000 shares of our common stock that the selling shareholders acquired from us in an offering pursuant to Regulation S of the Securities Act and was completed on April 3, 2007.

The following table provides as of the date of this prospectus, information regarding the beneficial ownership of our common stock held by each of the selling shareholders, including:

1. the number of shares owned by each prior to this offering;
2. the total number of shares that are to be offered for each;
3. the total number of shares that will be owned by each upon completion of the offering; and
4. the percentage owned by each upon completion of the offering.

                                                                     PERCENT
                     SHARES OWNED  TOTAL NUMBER OF      TOTAL SHARES OWNED
NAME OF SELLING      PRIOR TO THIS SHARES TO BE         OWNED UPON   UPON
SHAREHOLDER          OFFERING      OFFERED FOR SELLING  COMPLETION   COMPLETION
OFFERING                           SHAREHOLDERS         OF THIS      OF THIS
                                   ACCOUNT              OFFERING     OFFERING
Sean Dragomir
107-6833 Village Green     250,000             250,000           Nil        Nil
Burnaby, BC  V5E 4M1
Lyn Tan Ho (1)
5238 Ross Street           250,000             250,000           Nil        Nil
Vancouver, BC
My Ngoc Giang
3320 Dieppe Drive          250,000             250,000           Nil        Nil
Vancouver, BC  V5M 4B9
Robert Meister
8-1601 Yew Street          250,000             250,000           Nil        Nil
Vancouver, BC  V6K 3E6

10


                                                                     PERCENT
                     SHARES OWNED  TOTAL NUMBER OF      TOTAL SHARES OWNED
NAME OF SELLING      PRIOR TO THIS SHARES TO BE         OWNED UPON   UPON
SHAREHOLDER          OFFERING      OFFERED FOR SELLING  COMPLETION   COMPLETION
OFFERING                           SHAREHOLDERS         OF THIS      OF THIS
                                   ACCOUNT              OFFERING     OFFERING

Steven Tran
2743 Duke Street           250,000            250,000            Nil        Nil
Vancouver, BC  V5R 4S8
Geoff Wall
4 Montizambert Wynd        250,000            250,000            Nil        Nil
West Vancouver, BC  V7W 1R8
Eui Seok Yang
2202 - 10082  148th Street 250,000            250,000            Nil        Nil
Surrey, BC  V3R 0S3
Michelle Lui
1137 East Pender Street    250,000            250,000            Nil        Nil
Vancouver, BC  V6A 1W6



                                                                     PERCENT
                     SHARES OWNED  TOTAL NUMBER OF      TOTAL SHARES OWNED
NAME OF SELLING      PRIOR TO THIS SHARES TO BE         OWNED UPON   UPON
SHAREHOLDER          OFFERING      OFFERED FOR SELLING  COMPLETION   COMPLETION
OFFERING                           SHAREHOLDERS         OF THIS      OF THIS
                                   ACCOUNT              OFFERING     OFFERING

Phillip Khong
5607 Rhodes Street          100,000            100,000           Nil        Nil
Vancouver, BC  V5R 3P2
Mayumi Yokogawa
1139 Seymour Street         100,000            100,000           Nil        Nil
Vancouver, BC  V6B 3M7
Jesse R. Coath
6650 Humphries Avenue       100,000            100,000           Nil        Nil
Burnaby, BC  V5E 3J1
Sarah Boy
6061 Grant Street           100,000            100,000           Nil        Nil
Burnaby, BC  V5B 2K5
Jonas Peraja
7789 10th Avenue            100,000            100,000           Nil        Nil
Burnaby, BC  V3N 2S2
Emmanuel Akena
#310-3901 Carrigan Crescent 100,000            100,000           Nil        Nil
Burnaby, BC  V3N 4K1
Shirley Wong
2860 Dundas Street          100,000            100,000           Nil        Nil
Vancouver, BC  V5K 1R4
Colleen Wong
7892 Cumberland Street      100,000            100,000           Nil        Nil
Burnaby, BC  V3N 3Y7
Kelts Dragomir
3214 Matapan Crescent       100,000            100,000           Nil        Nil
Vancouver, BC  V5M 4B1
Ann Victoria Do
#429-1933 East 41st Avenue  100,000            100,000           Nil        Nil
Vancouver, BC  V5P 4Y4


                                                                     PERCENT
                     SHARES OWNED  TOTAL NUMBER OF      TOTAL SHARES OWNED
NAME OF SELLING      PRIOR TO THIS SHARES TO BE         OWNED UPON   UPON
SHAREHOLDER          OFFERING      OFFERED FOR SELLING  COMPLETION   COMPLETION
OFFERING                           SHAREHOLDERS         OF THIS      OF THIS
                                   ACCOUNT              OFFERING     OFFERING
Sherry Robinson             90,000              90,000           Nil        Nil
309-2891 East Hastings Street
Vancouver, BC  V5K 5J8
Hugo Florencio Aparicio Mendoza
#104-2320 Franklin Street   90,000              90,000           Nil        Nil
Vancouver, BC  V5L 1S1
Gary Lee
466 Mundy Street            90,000              90,000           Nil        Nil
Coquitlam, BC  V3K 5N1
Donna Chan
466 Mundy Street            90,000              90,000           Nil        Nil
Coquitlam, BC  V3K 5N1
John Hyatt
1313 Eastern Drive          90,000              90,000           Nil        Nil
Port Coquitlam, BC  V3C 4J3
Natasha Chow
105-1167 Pipeline Road      90,000              90,000           Nil        Nil
Coquitlam, BC  V3B 4R9
Neal Washburn
1851 East 16th Avenue       90,000              90,000           Nil        Nil
Vancouver, BC  V5N 2G7
Francis Koo
2833 St. Thomas Street      90,000              90,000           Nil        Nil
Port Coquitlam, BC  V3B 2Z2
Manjot Sohal
3808 NIthsdale Street       90,000              90,000           Nil        Nil
Burnaby, BC  V5G 1P6
Henry Kim
1180 Lynwood Avenue         90,000              90,000           Nil        Nil
Port Coquitlam, BC  V3B 6S3

(1)	Lyn Tan Ho is the sister of both directors.

Each of the named selling shareholders beneficially owns and has sole voting and investment control over all shares or rights to these shares. The numbers in this table assume that none of the selling shareholders sells shares of common stock not being offered in this prospectus or purchases additional shares of common stock, and assumes that all shares offered are sold. The percentages are based on 7,900,000 shares of common stock outstanding on the date of this prospectus.

RELATIONSHIPS BETWEEN SHAREHOLDERS AND DIRECTORS

Except as indicated in the notes to the table above, none of the selling shareholders:

   (1) has had a material relationship with us other than as a shareholder at any time within the past three years;
   (2)  has ever been one of our officers or directors; or
   (3) has the right to acquire any shares within sixty days from options, warrants, rights, conversion privileges, or similar obligations.

None of the selling shareholders is a broker-dealer or affiliate of a broker dealer.

PLAN OF DISTRIBUTION

The selling shareholders may sell some or all of their common stock in one or more transactions, including block transactions.

The selling shareholders will sell our shares at $0.10 per share until our shares are quoted on the OTC Bulletin Board, and thereafter at prevailing market prices or privately negotiated prices. We determined this offering price based upon the price of the last sale of our common stock to investors. The shares may also be sold in compliance with the Securities and Exchange Commission's Rule 144.

The selling shareholders may also sell their shares directly to market makers acting as principals, brokers or dealers, who may act as agent or acquire the common stock as principal. Any broker or dealer participating in such transactions as agent, may receive a commission from the selling shareholders, or, if they act as agent for the purchaser of such common stock, from such purchaser. The selling shareholders will likely pay the usual and customary brokerage fees for such services. Brokers or dealers may agree with the selling shareholders to sell a specified number of shares at a stipulated price per share and, to the extent such broker or dealer is unable to do so while acting as agent for the selling shareholders, to purchase, as principal, any unsold shares at the price required to fulfill the respective broker's or dealer's commitment to the selling shareholders.

Brokers or dealers who acquire shares as principals may thereafter resell such shares from time to time in transactions in a market or on an exchange, in negotiated transactions or otherwise, at market prices prevailing at the time of sale or at negotiated prices, and in connection with such re-sales may pay or receive commissions to or from the purchasers of such shares. These transactions may involve cross and block transactions that may involve sales to and through other brokers or dealers. If applicable, the selling shareholders may distribute shares to one or more of their partners who are unaffiliated with us. Such partners may, in turn, distribute such shares as described above. We can provide no assurance that all or any of the common stock offered will be sold by the selling shareholders.


We are bearing all costs relating to the registration of the common stock. The selling shareholders, however, will pay any commissions or other fees payable to brokers or dealers in connection with any sale of the common stock.

The selling shareholders must comply with the requirements of the Securities Act and the Exchange Act in the offer and sale of the common stock. In particular, during such times as the selling shareholders may be deemed to be engaged in a distribution of the common stock, and therefore be considered to be an underwriter, they must comply with applicable law and may, among other things:

1. Not engage in any stabilization activities in connection with our common stock;

2. Furnish each broker or dealer through which common stock may be offered, such copies of this prospectus, as amended from time to time, as may be required by such broker or dealer; and

3. Not bid for or purchase any of our securities or attempt to induce any person to purchase any of our securities other than as permitted under the Exchange Act.

The Securities Exchange Commission has also adopted rules that regulate broker-dealer practices in connection with transactions in penny stocks. Penny stocks are generally equity securities with a price of less than $5.00 (other than securities registered on certain national securities exchanges, provided that current price and volume information with respect to transactions in such securities is provided by the exchange).

The penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from those rules, deliver a standardized risk disclosure document prepared by the Commission, which:

{circle}contains a description of the nature and level of risk in the market for penny stocks in both public offerings and secondary trading; {circle}contains a description of the broker's or dealer's duties to the customer and of the rights and remedies available to the customer with respect to a violation of such duties;
{circle}contains a brief, clear, narrative description of a dealer market, including "bid" and "ask" prices for penny stocks and the significance of the spread between the bid and ask price;
{circle}contains a toll-free telephone number for inquiries on disciplinary actions;
{circle}defines significant terms in the disclosure document or in the conduct of trading penny stocks; and
{circle}contains such other information and is in such form (including language, type, size, and format) as the Commission shall require by rule or regulation;

The broker-dealer also must provide, prior to proceeding with any transaction in a penny stock, the customer with:

{circle}bid and offer quotations for the penny stock;
{circle}details of the compensation of the broker-dealer and its salesperson in the transaction;
{circle}the number of shares to which such bid and ask prices apply, or other comparable information
{circle}information relating to the depth and liquidity of the market for such stock; and
{circle}monthly account statements showing the market value of each penny stock held in the customer's account.

In addition, the penny stock rules require that prior to a transaction in a penny stock not otherwise exempt from those rules, the broker-dealer must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser's written acknowledgment of the receipt of a risk disclosure statement, a written agreement to transactions involving penny stocks, and a signed and dated copy of a written suitability statement. These disclosure requirements will have the effect of reducing the trading activity in the secondary market for our stock because it will be subject to these penny stock rules. Therefore, stockholders may have difficulty selling those securities.

LEGAL PROCEEDINGS

We are not currently a party to any legal proceedings. Our address for service of process in Nevada is Val-U-Corp Services, Inc., 1802 N Carson St. Suite 212, Carson City, NV 89701.

DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS

Our executive officers and directors and their respective ages as of the date of this prospectus are as follows:

DIRECTORS:

NAME OF DIRECTORAGE

Cathy M.T. Ho     26
Heather M.T. Ho   26

EXECUTIVE OFFICERS:

NAME OF OFFICER   AGE         OFFICE

Cathy M.T. Ho     26          President, Chief Executive Officer, and Director
Heather M.T. Ho   26          Treasurer, Secretary and Director


BIOGRAPHICAL INFORMATION

Set forth below is a brief description of the background and business experience of each of our executive officers and directors for the past five years.

Ms. Cathy M.T. Ho has acted as our President and C.E.O. since our incorporation on December 11, 2006. Since December 11, 2006, Ms. Cathy M.T. Ho has been a fitness consultant and helps people achieve their fitness goals. Prior to her Directorship with the Company, she was an assistant manager to an all womens gym from September, 2003 to January, 2006. Her obligations were on a day to day basis, assisting managers and dealing with mainly customer service issues. She did some personal training at Fitcity For Women, but her main focus was assisting the manager with managerial tasks. Presently she is an employee with Fitness World and has been for over two years and creates specialized programs for clients to help them achieve their own fitness success. She is now, presently the assistant manager at Fitness world.

Ms. Cathy M.T. Ho intends to devote 30% of her business time to our affairs.

Ms. Heather M.T. Ho has acted as our Treasurer, Secretary, and as a director since January 2, 2007. In 2001 to 2003 she worked as a receiving clerk with David L. Jones, wherein she was responsible for data entry, data receiving, accounts payable and receivables. Heather attended Capilano College in 2003, where she completed the Legal Assistant Certificate program. Since completing her certificate as a Legal Assistant in Corporate Law in 2003, she has been providing legal assistance to various law firms carrying out daily tasks for assigned lawyers and other duties such as organizing files/file opening and closing, drafting legal documents and filing.

Ms. Heather M.T. Ho intends to devote 25% of her business time to our affairs.

TERM OF OFFICE

Our directors are appointed for a one-year term to hold office until the next annual general meeting of our shareholders or until removed from office in accordance with our bylaws. Our officers are appointed by our board of directors and hold office until removed by the board.

SIGNIFICANT EMPLOYEES

We have no significant employees other than the officers and directors described above.

CONFLICTS OF INTEREST

We do not have any written procedures in place to address conflicts of interest that may arise in our directors between our business and their other business activities.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table provides the names and addresses of each person known to us to own more than 5% of our outstanding common stock as of the date of this prospectus, and by the officers and directors, individually and as a group.

                  NAME AND ADDRESS             AMOUNT OF BENEFICIALPERCENT OF
TITLE OF CLASS    OF BENEFICIAL OWNER          OWNERSHIP         OWNERSHIP

Common Stock      Cathy M.T. Ho                2,000,000         25.3%
                  President, Chief Executive Officer
                  and Director
                  7892 Cumberland Street
                  Burnaby, BC  Canada

Common Stock      Heather M.T. Ho
                  Secretary, Treasurer and     2,000,000         25.3%
                  Director
                  107-6833 Village Green
                  Burnaby, BC  Canada

Common Stock      All officers and directors as a group
                  that consists of two people  4,000,000         50.6%

The percent of class is based on 7,900,000 shares of common stock issued and outstanding as of the date of this prospectus.

DESCRIPTION OF SECURITIES

GENERAL

Our authorized capital stock consists of 75,000,000 shares of common stock at a par value of $0.001 per share.

COMMON STOCK

As of the date of this prospectus, there were 7,900,000 shares of our common stock issued and outstanding held by 30 stockholders of record.

Holders of our common stock are entitled to one vote for each share on all matters submitted to a stockholder vote. Holders of common stock do not have cumulative voting rights. Therefore, holders of a majority of the shares of common stock voting for the election of directors can elect all of the directors. Two persons present and being, or representing by proxy, shareholders of the Company are necessary to constitute a quorum at any meeting of our shareholders. A vote by the holders of a majority of our outstanding shares is required to effectuate certain fundamental corporate changes such as liquidation, merger or an amendment to our articles of incorporation.

Holders of common stock are entitled to share in all dividends that the board of directors, in its discretion, declares from legally available funds. In the event of a liquidation, dissolution or winding up, each outstanding share entitles its holder to participate pro rata in all assets that remain after payment of liabilities and after providing for each class of stock, if any, having preference over the common stock.

Holders of our common stock have no pre-emptive rights, no conversion rights and there are no redemption provisions applicable to our common stock.

PREFERRED STOCK

We do not have an authorized class of preferred stock.

DIVIDEND POLICY

We have never declared or paid any cash dividends on our common stock. We currently intend to retain future earnings, if any, to finance the expansion of our business. As a result, we do not anticipate paying any cash dividends in the foreseeable future.

SHARE PURCHASE WARRANTS

We have not issued and do not have outstanding any warrants to purchase shares of our common stock.

OPTIONS

We have not issued and do not have any outstanding options to purchase shares of our common stock.

CONVERTIBLE SECURITIES

We have not issued and do not have outstanding any securities convertible into shares of our common stock or any rights convertible or exchangeable into shares of our common stock.

INTERESTS OF NAMED EXPERTS AND COUNSEL

No expert or counsel named in this prospectus as having prepared or certified any part of this prospectus or having given an opinion upon the validity of the securities being registered or upon other legal matters in connection with the registration or offering of the common stock was employed on a contingency basis, or had, or is to receive, in connection with the offering, a substantial interest, direct or indirect, in the registrant. Nor was any such person connected with the registrant as a promoter, managing or principal underwriter, voting trustee, director, officer, or employee.

Gersten Savage LLP, 600 Lexington Avenue, New York, New York, 10022, will pass upon the validity of the common stock offered hereby.

The financial statements included in this prospectus and the registration statement have been audited by George Stewart, Certified Public Accountant of Seattle, State of Washington, USA to the extent and for the periods set forth in their report appearing elsewhere in this document and in the registration statement filed with the SEC, and are included in reliance upon such report given upon the authority of said firm as experts in auditing and accounting.

DISCLOSURE OF COMMISSION POSITION OF INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

Our directors and officers are indemnified as provided by the Nevada Revised Statutes and our Bylaws. These provisions provide that we shall indemnify a director or former director against all expenses incurred by him by reason of him acting in that position. The directors may also cause us to indemnify an officer, employee or agent in the same fashion.

We have been advised that in the opinion of the Securities and Exchange Commission indemnification for liabilities arising under the Securities Act is against public policy as expressed in the Securities Act, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities is asserted by one of our directors, officers, or controlling persons in connection with the securities being registered, we will, unless in the opinion of our legal counsel the matter has been settled by controlling precedent, submit the question of whether such indemnification is against public policy to a court of appropriate jurisdiction. We will then be governed by the court's decision.

ORGANIZATION WITHIN LAST FIVE YEARS

We were incorporated on December 11, 2006 under the laws of the state of Nevada. On that date, Cathy M.T. Ho was appointed as President, Chief Executive Officer, Secretary, Treasurer and director. On January 2, 2007, Ms. Cathy M.T. Ho resigned as Secretary and Treasurer and Heather M.T. Ho was appointed as our Secretary and Treasurer, and also as a director.

No promoter has received, or has an agreement to receive, anything of value, directly or indirectly, from us.

DESCRIPTION OF BUSINESS

IN GENERAL

We intend to commence operations as an exploration stage company. We will be engaged in the acquisition and exploration of mineral properties with a view to exploiting any mineral deposits we discover that demonstrate economic feasibility. We own a 100% interest in four mineral claims known as the Stikine property. There is no assurance that a commercially viable mineral deposit exists on the property. Further exploration will be required before a final evaluation as to the economic and legal feasibility is determined.

Our plan of operation is to conduct exploration work on the Stikine property in order to ascertain whether it possesses economic quantities of gold, silver and copper. There can be no assurance that economic mineral deposits or reserves exist on the Stikine property until appropriate exploration work is done and an economic evaluation based on such work concludes that production of minerals from the property is economically feasible.

Even if we complete our proposed exploration programs on the Stikine property and they are successful in identifying a mineral deposit, we will have to spend substantial funds on further drilling and engineering studies before we will know if we have a commercially viable mineral deposit.

DESCRIPTION, LOCATION AND ACCESS, LOCAL RESOURCES AND INFRASTRUCTURE

The project area lies within the Stikine Terrane, which is underlain by Upper Triassic Stuhini Group volcanic, sedimentary and volcaniclastic rocks that have been severed by intermediate to ultramafic intrusions. The area is situated between three widespread fault systems, the ESE King Salmon Fault, the Skeena Fold Belt and the NW (coastal) Sundum-Fanshaw Fault system. Highly variable orientations, dykes of various composition, faults, shears and fractures comprise the structural features of this area.

The deposit types generally found in this are copper-gold-silver bearing quartz-carbonate veins. The Stikine property lies 50 kilometres south of the Telegraph Creek Mining area.

The mapping area of the Stikine property is situated in the Liard Mining Division of northwestern British Columbia and is approximately 45 kilometres southwest of Telegraph Creek, 75 kilometres west of the Tatogga Lake and directly west and southwest of Yehiniko Lake. The property itself is positioned within the transition zone flanked by the Coast mountains and the Intermontane Belt. It also wraps around the drainage into the Quattrin Creek and segments of the drainage into Yehiniko Creek, and the ridge lying in between. One can gain access to the property by float plane from Telegraph creek or by helicopter from the Tatogga Lake.

STIKINE PROPERTY STAKING AND PURCHASE AGREEMENT

On May 27, 2007, we entered into an agreement with Wolf Mountain Enterprises of Garson, Ontario, whereby they agreed to stake and sell to us four mineral claims located approximately 45 kilometers southwest of Telegraph Creek, 75 kilometres west of Tatogga Lake and directly west and southwest of Yehiniko Lake in British Columbia in an area having the potential to contain copper, silver and placer gold mineralization or deposits. In order to acquire a 100% interest in these claims, we paid $7,500 to Wolf Mountain Enterprises.

EXPLORATION HISTORY

In the 1860's the Stikine property was first explored for deposits of placer gold and in the later part of that century approximately 1800 oz. of gold was removed. Mapping of the area was implemented by G.M. Dawson and R. McConnell in 1887. The next important mapping effort was completed by Forrest Kerr from 1926 to 1929 covering an area of 2500 miles. Before the death of Dr. Kerr in 1938, three geological maps of the area were published in 1935, however his death occurred before completion of the publication of his report. Completion of the report was done by Dr. Cook after the World War Two, in 1948.

Since then, substantial exploration was completed which helped the discovery of Galore Creek, Schaft Creek and the Johnny Mountain deposits. A J.H. Souther then continued work in the Stikine-Asianada area during 1971. In 1990, M. Gunning, Dr. Brown, and C. Greig whom were all part of the Geological Survey Branch of the British Columbia Ministry of Energy, Mines and Petroleum Resources, then executed thorough regional work in the 1990's.

GEOLOGICAL ASSESSMENT REPORT: STIKINE PROPERTY

We have obtained a geological summary report on the Stikine property that was prepared by Amanda Tremblay-BSH, Geological SCience Major. She holds a Bachelor of Science degree in geology. The report discusses the geology of the area surrounding and particular to the Stikine property, and makes a recommendation for further exploration work.

CONCLUSIONS

We have obtained a geological report on the Stikine claim that was prepared by Amanda Tremblay. Ms. Tremblay has an Honors Bachelor of Science degree in Geology from Queens University. The geological report summarizes details concerning the Stikine claim and makes a recommendation for further exploration work.

Based on her review of geological information relating to the Stikine claim, Ms. Tremblay recommends an initial exploration program on the property consisting of grid emplacement, concentrated geological mapping and sampling, geophysical surveys and an initial drill hole.

Grid emplacement involves dividing the claims area into subsections in order to aid the plotting of exploration data.

Mapping involves plotting previous exploration data relating to a property on a map in order to determine the best property locations to conduct subsequent exploration work. Sampling consists of a geologist gathering pieces of rock or soil for mineral testing because they appear to contain valuable mineralization.

Geophysical surveying is the search for mineral deposits by measuring the physical property of near-surface rocks, and looking for unusual responses caused by the presence of mineralization. Electrical, magnetic, gravitational, seismic and radioactive properties are the ones most commonly measured. Geophysical surveys are applied in situations where there is insufficient information obtainable from the property surface to allow informed opinions concerning the merit of properties.

Drilling involves extracting a long cylinder of rock from the ground to determine amounts of metals at different depths. Pieces of the rock obtained, known as drill core, are analyzed for mineral content.

COMPETITION

We do not compete directly with anyone for the exploration or removal of minerals from our property as we hold all interest and rights to the claim. Readily available commodities markets exist in Canada and around the world for the sale of minerals. Therefore, we will likely be able to sell any minerals that we are able to recover.

We will be subject to competition and unforeseen limited sources of supplies in the industry in the event spot shortages arise for supplies such as dynamite, and certain equipment such as bulldozers and excavators that we will need to conduct exploration. If we are unsuccessful in securing the products, equipment and services we need we may have to suspend our exploration plans until we are able to do so.

BANKRUPTCY OR SIMILAR PROCEEDINGS

There has been no bankruptcy, receivership or similar proceeding.

REORGANIZATIONS, PURCHASE OR SALE OF ASSETS

There have been no material reclassifications, mergers, consolidations, or purchase or sale of a significant amount of assets not in the ordinary course of business.

COMPLIANCE WITH GOVERNMENT REGULATION

We will be required to comply with all regulations, rules and directives of governmental authorities and agencies applicable to the exploration of minerals in Canada generally, and in the Province of British Columbia, specifically. The governmental agencies responsible for overseeing the exploration of minerals in Canada are primarily the Ministry of Natural Resources Canada and the Ministry of the Environment. In British Columbia, the responsible government agency is the Ministry of Energy, Mines and Petroleum Resources.

Under these laws, prior to production, we have the right to explore the property, subject only to a notice of work which may entail posting a bond. In addition, production of minerals in the Province of British Columbia will require prior approval of applicable governmental regulatory agencies. We can provide no assurance to investors that such approvals will be obtained. The cost and delay involved in attempting to obtain such approvals cannot be known at this time.

We have budgeted for regulatory compliance costs in the proposed work program recommended by the geological report. Such costs will be less than $500 and will consist of having any significant soil or rock that is moved during the exploration process returned to its original location. Soil and rock movement during proposed exploration is anticipated to be negligible.

We will have to sustain the cost of reclamation and environmental mediation for all exploration (and development) work undertaken. The amount of these costs is not known at this time as we do not know the extent of the exploration program that will be undertaken beyond completion of the recommended work program. However, it is anticipated that such costs will not exceed $5,000 for future exploration phases. Because there is presently no information on the size, tenor, or quality of any resource or reserve at this time, it is impossible to assess the impact of any capital expenditures on earnings, our competitive position or us in the event a potentially economic deposit is discovered.

If we enter into production, the cost of complying with permit and regulatory environment laws will be greater than in phase one and phase two because the impact on the project area is greater. Permits and regulations will control all aspects of any production program if the project continues to that stage because of the potential impact on the environment. Examples of regulatory requirements include:

     -     Water discharge will have to meet water standards;

     -     Dust generation will have to be minimal or otherwise re-mediated;

     - Dumping of material on the surface will have to be re-contoured and re-vegetated;

     - An assessment of all material to be left on the surface will need to be environmentally benign;

     - Ground water will have to be monitored for any potential contaminants;

     - The socio-economic impact of the project will have to be evaluated and if deemed negative, will have to be re-mediated; and

     - There will have to be an impact report of the work on the local fauna and flora.

During the exploration phase, a bond will need to be provided covering possible land disturbance. In the case of normal fieldwork, this should be minimal. The costs of compliance with environmental regulations in the production phase are variable and cannot be determined at this time.

EMPLOYEES

We have no employees as of the date of this prospectus other than our two officers.

RESEARCH AND DEVELOPMENT EXPENDITURES

We have not incurred any other research or development expenditures since our incorporation.

SUBSIDIARIES

We do not have any subsidiaries.

PATENTS AND TRADEMARKS

We do not own, either legally or beneficially, any patents or trademarks.

NEED FOR GOVERNMENT APPROVAL FOR ITS PRODUCTS OR SERVICES

We are not required to apply for or have any government approval for our products or services.

REPORTS TO SECURITY HOLDERS

Although we are not required to deliver a copy of our annual report to our security holders, we will voluntarily send a copy of our annual report, including audited financial statements, to any registered shareholder who requests it. We will not be a reporting issuer with the Securities & Exchange Commission until our registration statement on Form SB-2 is declared effective.

We have filed a registration statement on form SB-2 under the Securities Act of 1933 with the Securities and Exchange Commission with respect to the shares of our common stock offered through this prospectus. This prospectus is filed as a part of that registration statement, but does not contain all of the information contained in the registration statement and exhibits. Statements made in the registration statement are summaries of the material terms of the referenced contracts, agreements or documents of the company. We refer you to our registration statement and each exhibit attached to it for a more detailed description of matters involving the company, and the statements we have made in this prospectus are qualified in their entirety by reference to these additional materials. You may inspect the registration statement, exhibits and schedules filed with the Securities and Exchange Commission at the Commission's principal office in Washington, D.C. Copies of all or any part of the registration statement may be obtained from the Public Reference Section of the Securities and Exchange Commission, 100 F Street, N.W., Washington, D.C. 20549. Please call the Commission at 1-800-SEC-0330 for further information on the operation of the public reference rooms. The Securities and Exchange Commission also maintains a web site at http://www.sec.gov that contains reports, proxy statements and information regarding registrants that file electronically with the Commission. Our registration statement and the referenced exhibits can also be found on this site.

MANAGEMENT'S DISCUSSION AND ANALYSIS

PLAN OF OPERATIONS

Our plan of operation for the twelve months following the date of this prospectus is to complete the geologist recommended exploration work on the Stikine property consisting of grid emplacement, concentrated geological mapping and sampling, geophysical surveys and an initial drill hole. We estimate that the cost of this entire program, which we will conduct in phases, will be approximately $50,000.

We intend to retain a professional geologist to undertake the proposed exploration on the Stikine claim. We do not have any verbal or written agreement regarding the retention of any particular geologist.

We intend to commence the initial phase of exploration in the fall of 2008 and anticipate that it will be completed by the summer of 2009, including the interpretation of all data collected.

As well, we anticipate spending an additional $20,000 on professional fees, including fees payable in connection with the filing of this registration statement and complying with reporting obligations.

Total expenditures over the next 12 months are therefore expected to be $70,000.

While we have enough funds on hand to commence initial exploration on the Stikine property, we will require additional funding to cover our administrative expenses and to complete all recommended exploration. As well, we will need additional financing in order to complete any additional exploration that is recommended once this initial exploration is completed.

We anticipate that additional funding will be required in the form of equity financing from the sale of our common stock. However, we do not have any arrangements in place for any future equity financing.

We do not have any off-balance sheet arrangements that have or are reasonably likely to have a current or future effect on the small business issuer's financial condition, changes in financial condition, revenues or expenses, results of operations, liquidity, capital expenditures or capital resources that are material to investors.

RESULTS OF OPERATIONS FOR THE PERIOD ENDING OCTOBER 31, 2007

We have not earned any revenues from our incorporation on December 11, 2006 to October 31, 2007. We do not anticipate earning revenues unless we enter into commercial production on the Stikine property, which is doubtful. We have not commenced the exploration stage of our business and can provide no assurance that we will discover economic mineralization on the property, or if such minerals are discovered, that we will enter into commercial production.

We incurred operating expenses in the amount of $11,976 for the period from our inception on December 11, 2006 to October 31, 2007. These operating expenses were comprised of office expense and miscellaneous fees.

We have not attained profitable operations and are dependent upon obtaining financing to pursue exploration activities. For these reasons our auditors believe that there is substantial doubt that we will be able to continue as a going concern.

DESCRIPTION OF PROPERTY

We own a 100% interest in the mineral claim comprising the Stikine property. We do not own or lease any property other than the Stikine property. The offices of the Company are located in the home of our President and are being provided to the Company at no charge.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

None of the following parties has, since our date of incorporation, had any material interest, direct or indirect, in any transaction with us or in any presently proposed transaction that has or will materially affect us:

 *    Any of our directors or officers;
 *    Any person proposed as a nominee for election as a director;
 * Any person who beneficially owns, directly or indirectly, shares carrying more than 10% of the voting rights attached to our outstanding shares of common stock;
 *    Any member of the immediate family of any of the foregoing persons.

MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

NO PUBLIC MARKET FOR COMMON STOCK

There is presently no public market for our common stock. We anticipate applying for quotation of our common stock on the Over the Counter Bulletin Board upon the effectiveness of the registration statement of which this prospectus forms a part. However, we can provide no assurance that our shares will be traded on the Over the Counter Bulletin Board or, if traded, that a public market will materialize. As well, there is no assurance that our stock may be resold at the offered price if and when an active secondary market might develop. Even if developed, a public market for our securities may not be sustained.

We have not taken any steps to engage a market-marker to apply for quotation on the Over the Counter Bulletin Board on our behalf. If we are able to engage a market-maker, we anticipate that it will take approximately two months for our securities to be quoted on the Over the Counter Bulletin Board following submission of the application. However, there is no guarantee that our application will be approved. Even if we obtain an Over the Counter Bulletin Board quotation, there is no assurance that there will be a liquid market for our stock.

STOCKHOLDERS OF OUR COMMON SHARES

As of the date of this registration statement, we have 30 registered shareholders.

RULE 144 SHARES

      The shares of our common stock sold by the selling shareholders in this offering will generally be freely transferable without restriction or further registration under the Securities Act, except that any shares of our common stock held by an "affiliate" of ours may not be resold publicly except in compliance with the registration requirements of the Securities Act or under an exemption under Rule 144 or otherwise. Rule 144, which the SEC has recently amended effective as of February 15, 2008, provides that a person who is an affiliate of ours, or has been an affiliate of ours at any time during the three months preceding a sale, who has beneficially owned restricted shares of common stock for at least six months would be entitled to sell their securities provided that they sell only a number of securities that does not exceed the greater of either of the following:

          {circle}1.0% of the number of shares of our common stock then outstanding, which will equal 79,000 shares immediately after this offering; and

          {circle}if the shares of common stock is listed on a national securities exchange, the average weekly trading volume of the shares during the four calendar weeks preceding the filing of a notice on Form 144 with respect to the sale.

      Sales under Rule 144 are also limited by manner of sale provisions and notice requirements and to the availability of current public information about us. This rule applies to securities acquired before and after February 15, 2008.

      As of the date of this prospectus, there are 4,000,000 shares of our common stock which are held by our "affiliates." As of February 15, 2008, and after we have been subject to the reporting requirements of the Exchange Actfor a period of 90 days, and we have filed all required reports applicable to us during that time, all 4,000,000 shares held by our affiliates will be available for resale to the public in accordance with the volume and trading limitations of Rule 144 of the Securities Act described above.

      Rule 144 also provides that a person who is not deemed to have been an affiliate of ours at any time during the three months preceding a sale, and who has for at least six months beneficially owned shares of our common stock that are restricted securities, will be entitled to freely sell such shares of our common stock subject only to the availability of current public information regarding us. A person who is not deemed to have been an affiliate of ours at any time during the three months preceding a sale, and who has beneficially owned for at least one year shares of our common stock that are restricted securities, will be entitled to freely sell such shares of our common stock under Rule 144 without regard to the current public information requirements of Rule 144.

REGISTRATION RIGHTS

We have not granted registration rights to the selling shareholders or to any other persons.

DIVIDENDS

There are no restrictions in our Articles of Incorporation or Bylaws that prevent us from declaring dividends. The Nevada Revised Statutes, however, do prohibit us from declaring dividends where, after giving effect to the distribution of the dividend:

1. We would not be able to pay our debts as they become due in the usual course of business; or

2. Our total assets would be less than the sum of our total liabilities plus the amount that would be needed to satisfy the rights of shareholders who have preferential rights superior to those receiving the distribution.

We have not declared any dividends, and we do not plan to declare any dividends in the foreseeable future.

EXECUTIVE COMPENSATION

Our executive officers have not received any compensation for their services to us in any of the capacities in which they served during the fiscal year ended October 31, 2007, nor have they received any compensation through the date of this prospectus.

STOCK OPTION GRANTS

We have not granted any stock options to the executive officers since our inception and there were no outstanding equity award grants held by our executive officers as of October 31, 2007, nor as of the date of this prospectus.

DIRECTOR COMPENSATION

Our directors have not received any compensation for their services to us as directors during the fiscal year ended October 31, 2007, nor have they received any compensation through the date of this prospectus.

CONSULTING AGREEMENTS

We do not have any employment or consulting agreement with Ms. Heather M.T. Ho or Ms. Cathy M.T. Ho. We do not pay them any amount for acting as an officer or director.

FINANCIAL STATEMENTS

INDEX TO FINANCIAL STATEMENTS:

1. Report of Independent Registered Public Accounting Firm;

2. Audited financial statements for the period ending October 31, 2007, including:

  a. Balance Sheets;

  b. Statements of Operations;

  c. Statements of Cash Flows;

  d. Statements of Stockholders' Equity; and

  e. Notes to the Financial Statements

                              BURROW MINING, INC.

                                     INDEX




Report of Independent Registered Public Accounting Firm

Financial Statements:

 Balance Sheet -                     October 31, 2007

 Statement of Operations -           December 11, 2006 through October 31, 2007

 Statement of Stockholders' Equity - December 11, 2006 through October 31, 2007

 Statement of Cash Flows -           December 11, 2006 through October 31, 2007

Notes to Financial Statements

                              GEORGE STEWART, CPA
                     2301 SOUTH JACKSON STREET, SUITE 101-G
                           SEATTLE, WASHINGTON 98144
                       (206) 328-8554  FAX(206) 328-0383

            REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM


To the Board of Directors
Burrow Mining, Inc.


I have audited the accompanying balance sheet of Burrow Mining, Inc. (An Exploration Stage Company) as of October 31, 2007, and the related statement of operations, stockholders' equity and cash flows for the period from December 11, 2006 (inception), to October 31, 2007. These financial statements are the responsibility of the Company's management. My responsibility is to express an opinion on these financial statements based on my audit.

I conducted my audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that I plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. I believe that my audit provides a reasonable basis for my opinion.

In my opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Burrow Mining, Inc., (An Exploration Stage Company) as of October 31, 2007, and the results of its operations and cash flows from December 11, 2006 (inception), to October 31, 2007 in conformity with generally accepted accounting principles in the United States of America.

The accompanying financial statements have been prepared assuming the Company will continue as a going concern. As discussed in Note # 1 to the financial statements, the Company has had no operations and has no established source of revenue. This raises substantial doubt about its ability to continue as a going concern. Management's plan in regard to these matters is also described in Note # 1. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.



Seattle, Washington
January 3, 2008

                            BURROW MINING INC.
                      (AN EXPLORATION STAGE COMPANY)
                               BALANCE SHEET



                                                As of
                                                October 31, 2007

                  ASSETS

Current Assets
 Cash                                           $13,024

Total Current Assets                             13,024

TOTAL ASSETS                                     13,024

             LIABILITIES & STOCKHOLDERS' EQUITY

Current Liabilities
 Accounts payable and accrued liabilities        -

Total Current Liabilities                        -

TOTAL LIABILITIES                                -

Stockholders' Equity

 Common stock, ($0.001 par value, 75,000,000
 shares authorized; 7,900,000 shares
 issued and outstanding
 as of October 31, 2007                          7,900
 Additional paid-in capital                      98,100
  Stock Subscription Receivable                  (81,000)
 Deficit accumulated during exploration stage    (11,976)

TOTAL STOCKHOLDERS' EQUITY                       13,024

TOTAL LIABILITIES & STOCHOLERS's EQUITY          13,024



28
                     See Notes to Financial Statements

                         BURROW MINING INC.
                  (AN EXPLORATION STAGE COMPANY)
                      STATEMENT OF OPERATIONS

                                          DECEMBER 11, 2006
                                          (INCEPTION)
                                          THROUGH
                                          OCTOBER 31,
                                          2007


REVENUES

 Revenues                                $-

TOTAL REVENUES                            -

GENERAL & ADMINISTRATIVE EXPENSES         11,976

TOTAL GENERAL & ADMINISTRATIVE EXPENSES   (11,976)

NET INCOME (LOSS)                        $(11,976)

BASIC EARNING (LOSS) PER SHARE           $(0.00)


WEIGHTED AVERAGE NUMBER OF
COMMON SHARES OUTSTANDING                 7,188,218




29
                     See Notes to Financial Statements

                          BURROW MINING INC.
                    (AN EXPLORATION STAGE COMPANY)
              STATEMENT OF CHANGES IN STOCKHOLDERS' EQUITY
      FROM DECEMBER 11, 2006 (INCEPTION) THROUGH OCTOBER 31, 2007


                                                         DEFICIT
                     COMMON     COMMON    ADDITIONAL     ACCUMULATED
                     STOCK      STOCK     PAID-IN        DURING       TOTAL
                                AMOUNT    CAPITAL        EXPLORATION
                                                         STAGE


BALANCE, DECEMBER
11, 2006             $-         $-        $-             $-           $    -

Stock issued for
cash on December
18, 2006              4,000,000 $4,000                                $4,000
@ $0.001 per share

Stock issued for
cash on January
26, 2007              2,000,000 $2,000                                $2,000
@ $0.001 per share

Stock issued for
cash on February
27, 2007              700,000   $700      $ 6,300                     $7,000
@ $0.01 per share

Stock issued for
cash on March
22, 2007              300,000   $300      $2,700                      $3,000
@ $0.01 per share

Stock issued for
cash and receivable
on March 30, 2007     900,000    900       89,100                     90,000
@ $0.1 per share

Subscriptions
Receivable                                                          (81,000)

Net loss, October 31, 2007                             (11,976)     (11,976)

BALANCE, OCTOBER
31, 2007             7,900,000  $7,900    $98,100     $(11,976)      $13,024


30
                     See Notes to Financial Statements

                                  BURROW MINING INC.
                            (AN EXPLORATION STAGE COMPANY)
                               STATEMENT OF CASH FLOWS

                                                          DECEMBER 11, 2006
                                                          (INCEPTION)
                                                          THROUGH
                                                          OCTOBER 31,
                                                          2007

CASH FLOWS FROM OPERATING ACTIVITIES

 Net income (loss)                                       $(11,976)
 Adjustments to reconcile net loss to net cash
 provided by (used in) operating activities:

 Changes in operating assets and liabilities:

NET CASH PROVIDED BY (USED IN) OPERATING ACTIVITIES       (11,976)

CASH FLOWS FROM INVESTING ACTIVITIES
NET CASH PROVIDED BY (USED IN) INVESTING ACTIVITIES       -

CASH FLOWS FROM FINANCING ACTIVITIES

 Issuance of common stock                                 7,900
 Additional paid-in capital                               98,100
 Stock Subscriptions Receivable                           (81,000)

NET CASH PROVIDED BY (USED IN) FINANCING ACTIVITIES       25,000

NET INCREASE (DECREASE) IN CASH                           13,024

 CASH AT BEGINNING OF PERIOD                              -
 CASH AT END OF YEAR                                     $13,024


SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION

 Cash paid during year for :
 Interest                                                $-
 Income Taxes                                            $-

31
                     See Notes to Financial Statements

                               Burrow Mining Inc.
                         (An Exploration Stage Company)
                       Notes to the Financial Statements
                                October 31, 2007




1. ORGANIZATION

Burrow Mining, Inc. (the "Company") is a corporation incorporated under the laws of the State of Nevada, on December 11, 2006, with an authorized capital of 75,000,000 common shares with a par value of $0.001. The Company's year end is the end of October. The Company is in the exploration stage of its resource business. During the year ended October 31, 2007, the Company commenced operations by issuing shares and acquiring a mineral property located in British Columbia. The Company has not yet determined whether this property contains reserves that are economically recoverable. The recoverability of costs incurred for acquisition and exploration of the property will be dependent upon the discovery of economically recoverable reserves, confirmation of the Company's interest in the underlying property, the ability of the Company to obtain necessary financing to satisfy the expenditure requirements under the property agreement and to complete the development of the property and upon future profitable production or proceeds for the sale thereof.

GOING CONCERN AND LIQUIDITY CONSIDERATIONS

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern, which contemplates, among other things, the realization of assets and satisfaction of liabilities in the normal course of business. The Company has incurred losses since inception resulting in an accumulated deficit of $11,976 as of October 31, 2007 and further losses are anticipated in the development of its business raising substantial doubt about the Company's ability to continue as a going concern is dependent upon the company generating profitable operations in the future and/or to obtain the necessary financing to meet its obligations and repay its liabilities arising from normal business operations when they come due. Management intends to finance operating costs over the nest twelve months with existing cash on hand and loans from directors and or private placement of common stock.

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

BASIS OF PRESENTATION

The accounting and reporting policies of the Company conform to United States generally accepted accounting principles (US GAAP) and are presented in US dollars.

EXPLORATION STAGE COMPANY

The Company complies with the Financial Accounting Standards Board Statement No. 7, its characterization of the company as an exploration stage enterprise

MINERAL INTERESTS

Mineral property acquisition, exploration and development costs are expensed as incurred until such time as economic reserves are quantified. To date the Company has not established any proven or probable reserves on its mineral properties. The company has adopted the provisions of SFAS No. 143 "Accounting for Asset Retirement Obligations" which establishes standards for the initial measurement and subsequent accounting for obligations associated with the sale, abandonment, or other disposal of long-lived tangible assets arising from the acquisition, construction or development and for normal operations of such assets. As of October 31, 2007, any potential costs relating to the retirement of the Company's mineral property interest has not yet been determined.

                               Burrow Mining Inc.
                         (An Exploration Stage Company)
                       Notes to the Financial Statements
                                October 31, 2007



USE OF ESTIMATES

The preparation of financial statements in conformity with U.S. generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amount of revenues and expenses during the reporting period. Actual results could differ from those estimates.

FOREIGN CURRENCY TRANSLATION

The financial statements are presented in United States dollars. In Accordance with Statement of Financial Accounting Standards No. 52, "Foreign Currency Translation", Foreign denominated monetary assets and liabilities are translated into their United States dollar equivalents using foreign exchange rates which prevailed at the balance sheet date. Non monetary assets and liabilities are translated at the exchange rates prevailing on the transaction date. Revenue and expenses are translated at average rates of exchange during the year. Gains or losses resulting from foreign currency transactions are included in results of operations.

CASH AND CASH EQUIVALENTS

Cash and cash equivalents include cash in banks, money market funds, and certificates of term deposits with maturities of less than three months from inception, which are readily convertible to known amounts of cash and which, in the opinion of management, are subject to an insignificant risk of loss in value.

FAIR VALUE OF FINANCIAL INSTRUMENTS AND DERIVATIVE FINANCIAL INSTRUMENTS

The Company has adopted Statement of Financial Accounting Standards ("SFAS") Number 119, "Disclosure About Derivative Financial Instruments and Fair Value of Financial Instruments." The carrying amount of accrued liabilities approximates its fair value because of the short maturity of this item. Certain fair value estimates may be subject to and involve, uncertainties and matters of significant judgment, and, therefore, cannot be determined with precision. Changes in assumptions could significantly affect these estimates. The Company does not hold or issue financial instruments for trading purposes, nor does it utilize derivative instruments in the management of its foreign exchange, commodity price or interest rate market risks.

SEGMENTED REPORTING

SFAS Number 131, "Disclosure About Segments of an Enterprise and Related Information", changed the way public companies report information about segments of their business in their quarterly reports issued to shareholders. It also requires entity-wide disclosures about the products and services an entity provides, the material countries in which it holds assets and reports revenues and its major customers.

FEDERAL INCOME TAXES

Deferred income taxes are reported for timing differences between items of income or expense reported in the financial statements and those reported for income tax purposes in accordance with SFAS Number 109, "Accounting for Income Taxes", which requires the use of the asset/liability method of accounting for income taxes. Deferred income taxes and tax benefits are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases, and for tax loss and credit carryforwards. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The Company provides for deferred taxes for the estimated future tax effects attributable to temporary differences and carryforwards when realization is more likely than not.

                               Burrow Mining Inc.
                         (An Exploration Stage Company)
                       Notes to the Financial Statements
                                October 31, 2007



EARNINGS (LOSS) PER SHARE

The Company has adopted Financial Accounting Standards Board ("FASB") Statement Number 128, "Earnings per Share," ("EPS") which requires presentation of basic and diluted EPS on the face of the income statement for all entities with complex capital structures and requires a reconciliation of the numerator and denominator of the basic EPS computation to the numerator and denominator of the diluted EPS computation. In the accompanying financial statements, basic earnings (loss) per share is computed by dividing net income/loss by the weighted average number of shares of common stock outstanding during the period.

STOCK-BASED COMPENSATION

The Company adopted the provisions of Statement of Financial Accounting Standards ("SFAS") No. 123(R), "Share-Based Payment", which establishes accounting for equity instruments exchanged for employee services. Under the provisions of SFAS 123(R), stock-based compensation cost is measured at the grant date, based on the calculated fair value of the award, and is recognized as an expense over the employees' requisite service period (generally the vesting period of the equity grant). The Company accounts for share-based payments to non-employees, in accordance with SFAS 123 (as originally issued) and Emerging Issues Task Force Issue No. 96-18, "Accounting for Equity Instruments That Are Issued to Other Than Employees for Acquiring, or in Conjunction with Selling, Goods or Services". For the period ended October 31, 2007 the Company did not have any stock-based compensation.

REVENUE RECOGNITION

The Company recognizes revenue from the sale of products and services in accordance with Securities and Exchange Commission Staff Accounting Bulletin No. 104 ("SAB 104"), "Revenue Recognition in Financial Statements." Revenue will consist of services income and will be recognized only when all of the following criteria have been met:

   (i)   Persuasive evidence for an agreement exists;
   (ii)  Service has occurred;
   (iii) The fee is fixed or determinable; and
   (iv)  Revenue is reasonably assured.

ENVIRONMENTAL COSTS

Environmental expenditures that relate to current operations are expensed or capitalized as appropriate. Expenditures that relate to an existing conditions caused by past operations, and which do not contribute to current or future revenue generation are expensed. Liabilities are recorded when environmental assessments and/or remedial efforts are probable and the cost can be reasonably estimated. Generally, the timing of these accruals coincides with the earlier of completion of a feasibility study or the company's commitments to plan of action based on the then known facts.


3. CAPITAL STOCK

AUTHORIZED STOCK

The Company has authorized 75,000,000 common shares with $0.001 par value. Each common share entitles the holder to one vote, in person or proxy, on any matter on which action of the stockholder of the corporation is sought.

                               Burrow Mining Inc.
                         (An Exploration Stage Company)
                       Notes to the Financial Statements
                                October 31, 2007


SHARE ISSUANCES

During the year ended October 31, 2007, the company issued 7,900,000 shares of common stock for total cash proceeds of $ 106,000. The Company has received $ 25,000, and therefore there are share subscriptions receivable of $ 81,000 as of October 31, 2007. At October 31, 2007, there were no outstanding stock options or warrants.

4. INCOME TAXES

The company has incurred operating losses of $11,976, which, if unutilized, will begin to expire in 2027. Future tax benefits, which October arise as a result of these losses, have not been recognized in these financial statements, and have been off set by a valuation allowance.

Details of future income tax assets are as follows:

Future income tax assets:                                            2007
Net operating loss (from inception (December 11,
2006 to October 31, 2007)                                           $11,976
Statutory tax rate (combined federal and state)                      34%
Non-capital tax loss                                                 4,072
Valuation allowance                                                  (4,072)
                                                                    $-

The potential future tax benefits of these losses have not been recognized in these financial statements due to uncertainty of their realization. When the future utilization of some portion of the carryforwards is determined not to be "more likely than not," a valuation allowance is provided to reduce the recorded tax benefits from such assets.

5. NEW ACCOUNTING PRONOUNCEMENTS

Recent accounting pronouncements that are listed below did and/or are not currently expected to have a material effect on the Company's financial statements.

FASB STATEMENTS:

In December 2004, the FASB issued Financial Accounting Standards No 123 (revised 2004) (SFAS 123R), "Share-Based Payment." SFAS 123R replaces SFAS No. 123, "Accounting for Stock-Based Compensation," and supersedes APB Opinion No. 25, "Accounting for Stock Issued to Employees." SFAS 123R requires compensation expense, measured as the fair value at the grant date, related to share-based payment transactions to be recognized in the financial statements over the period that an employee provides service in exchange for the award. SFAS 123R is effective in fiscal periods that begin after December 15, 2005.

In December 2004, FASB issued Financial Accounting Standards No. 153, "Exchanges of Non-monetary Assets, an amendment of APB Opinion No. 29, Accounting for Non-Monetary Transactions (SFAS 153)." This statement amends APB Opinion 29 to eliminate the exception for non-monetary exchanges of similar productive assets and replaces it with a general exception for exchanges of non-monetary assets that do not have commercial substance.
Under SFAS 153, if a non-monetary exchange of similar productive assets meets a commercial-substance criterion and fair value is determinable, the transaction must be accounted for at fair value resulting in recognition of any gain or loss. SFAS 153 is effective in fiscal periods that begin after June 15, 2005.

                               Burrow Mining Inc.
                         (An Exploration Stage Company)
                       Notes to the Financial Statements
                                October 31, 2007



In October 2005, the FASB issued SFAS No. 154, "Accounting Changes and Error Corrections, a replacement of APB Opinion No. 20 and FASB Statement No. 3." This statement changes the requirements for the accounting for and reporting of a change in accounting principle. Previously, Opinion 20 required that most voluntary changes in accounting principle be recognized by including in net income of the period of change the cumulative effect of changing to a new principle. This statement requires retrospective application to prior periods' financial statements of changes in accounting principle, when practicable.

In February 2006, FASB issued Financial Accounting Standards No. 155, "Accounting for Certain Hybrid Financial Instruments - an amendment of FASB Statements No. 133 and 140. This Statement amends FASB Statements No. 133, Accounting for Derivative Instruments and Hedging Activities, and No. 140, Accounting for Transfers and Servicing of Financial Assets and Extinguishments of Liabilities. This Statement resolves issues addressed in Statement 133 Implementation Issue No. D1, "Application of Statement 133 to Beneficial Interests in Securitized Financial Assets." SFAS 155 is effective for all financial instruments acquired or issued after the beginning of an entity's first fiscal year that begins after September 15, 2006.

In March 2006, FASB issued Financial Accounting Standards No. 156, "Accounting for Servicing of Financial Assets - an amendment of FASB Statement No. 140." This Statement amends FASB Statement No. 140, Accounting for Transfers and Servicing of Financial Assets and Extinguishments of Liabilities, with respect to the accounting for separately recognized servicing assets and servicing liabilities. SFAS 156 is effective in the first fiscal year that begins after September 15, 2006.

In September 2006, FASB issued Financial Accounting Standards No. 157, "Fair
Value Measurements."   This Statement defines fair value, establishes a
framework for measuring fair value in generally accepted accounting principles (GAAP), and expands disclosures about fair value measurements. This Statement applies under other accounting pronouncements that require or permit fair value measurements, the Board having previously concluded in those accounting pronouncements that fair value is the relevant measurement attribute. Accordingly, this Statement does not require any new fair value measurements. However, for some entities, the application of this Statement will change current practice. SFAS 157 is effective in the first fiscal year that begins after November 15, 2007.

In September 2006, FASB issued Financial Accounting Standards No. 158, "Employers' Accounting for Defined Benefit Pension and Other Postretirement Plans - an amendment of FASB Statements No. 87, 88, 106, and 132(R)." This Statement improves financial reporting by requiring an employer to recognize the overfunded or underfunded status of a defined benefit postretirement plan (other than a multiemployer plan) as an asset or liability in its statement of financial position and to recognize changes in that funded status in the year in which the changes occur through comprehensive income of a business entity or changes in unrestricted net assets of a not-for-profit organization. This Statement also improves financial reporting by requiring an employer to measure the funded status of a plan as of the date of its year-end statement of financial position, with limited exceptions. SFAS 158 is effective. An employer with publicly traded equity securities is required to initially recognize the funded status of a defined benefit postretirement plan and to provide the required disclosures as of the end of the first fiscal year ending after December 15, 2006.

In February 2007, FASB issued Financial Accounting Standards No. 159, "The Fair Value Option for Financial Assets and Financial Liabilities-Including an amendment of FASB Statement No. 115." This Statement permits entities to choose to measure many financial instruments and certain other items at fair value. The objective is to improve financial reporting by providing entities with the opportunity to mitigate volatility in reported earnings caused by measuring related assets and liabilities differently without having to apply complex hedge accounting provisions. This Statement is expected to expand the use of fair value measurement, which is consistent with the Board's long-term measurement objectives for accounting for financial instruments. SFAS 159 is effective as of the beginning of an entity's first fiscal year that begins after November 15, 2007.

                               Burrow Mining Inc.
                         (An Exploration Stage Company)
                       Notes to the Financial Statements
                                October 31, 2007




6 - RELATED PARTY TRANSACTIONS

Cathy My Tan Ho, an officer and director of the Company may, in the future, become involved in other business opportunities as they become available, thus she may face a conflict in selecting between the Company and her other business opportunities. The Company has not formulated a policy for the resolution of such conflicts.

Cathy My Tan Ho, an officer and director of the Company, will not be paid for any underwriting services that she performs on behalf of the Company with respect to the Company's SB-2 offering. She will also not receive any interest on any funds that she advances to the Company for offering expenses prior to the offering being closed which will be repaid from the proceeds of the offering.

7- MINERAL INTERESTS

On October 27, 2007, the Company entered into a mineral property purchase agreement to acquire a 100% interest in one mineral claim located at British Columbia for total consideration of $7,500.

The mineral interest is held in trust for the Company by the vendor of the property. Upon request from the Company the title will be recorded in the name of the Company with the appropriate mining recorder.

                 CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS

We have had no changes in or disagreements with our accountants.

Until _________________, all dealers that effect transactions in these securities whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealer's obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

                    BURROW MINING INC.
                    3,900,000 SHARES
                           OF
                      COMMON STOCK

                                    Part II

                   INFORMATION NOT REQUIRED IN THE PROSPECTUS

INDEMNIFICATION OF DIRECTORS AND OFFICERS

Our officers and directors are indemnified as provided by the Nevada Revised Statutes and our bylaws.

Under the NRS, director immunity from liability to a company or its shareholders for monetary liabilities applies automatically unless it is specifically limited by a company's articles of incorporation that is not the case with our articles of incorporation. Excepted from that immunity are:

(1) a willful failure to deal fairly with the company or its shareholders in connection with a matter in which the director has a material conflict of interest;

(2) a violation of criminal law (unless the director had reasonable cause to believe that his or her conduct was lawful or no reasonable cause to believe that his or her conduct was unlawful);

(3) a transaction from which the director derived an improper personal profit; and

(4)   willful misconduct.

Our bylaws provide that we will indemnify our directors and officers to the fullest extent not prohibited by Nevada law; provided, however, that we may modify the extent of such indemnification by individual contracts with our directors and officers; and, provided, further, that we shall not be required to indemnify any director or officer in connection with any proceeding (or part thereof) initiated by such person unless:

(1)   such indemnification is expressly required to be made by law;

(2)   the proceeding was authorized by our Board of Directors;

(3) such indemnification is provided by us, in our sole discretion, pursuant to the powers vested us under Nevada law; or

(4)   such indemnification is required to be made pursuant to the bylaws.


Our bylaws provide that we will advance all expenses incurred to any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he is or was our director or officer, or is or was serving at our request as a director or executive officer of another company, partnership, joint venture, trust or other enterprise, prior to the final disposition of the proceeding, promptly following request. This advanced of expenses is to be made upon receipt of an undertaking by or on behalf of such person to repay said amounts should it be ultimately determined that the person was not entitled to be indemnified under our bylaws or otherwise.

Our bylaws also provide that no advance shall be made by us to any officer in any action, suit or proceeding, whether civil, criminal, administrative or investigative, if a determination is reasonably and promptly made: (a) by the board of directors by a majority vote of a quorum consisting of directors who were not parties to the proceeding; or (b) if such quorum is not obtainable, or, even if obtainable, a quorum of disinterested directors so directs, by independent legal counsel in a written opinion, that the facts known to the decision- making party at the time such determination is made demonstrate clearly and convincingly that such person acted in bad faith or in a manner that such person did not believe to be in or not opposed to our best interests.

OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

The estimated costs of this offering are as follows:

Securities and Exchange Commission registration fee    $   15.33
Transfer Agent Fees                                    $5,000.00
Accounting and auditing fees and expenses              $7,000.00
Legal fees and expenses                                $2,500.00
Edgar filing fees                                      $  500.00
                                                     ---------------
Total                                                 $15,015.33
                                                     ===============

All amounts are estimates other than the Commission's registration fee.

We are paying all expenses of the offering listed above. No portion of these expenses will be borne by the selling shareholders. The selling shareholders, however, will pay any other expenses incurred in selling their common stock, including any brokerage commissions or costs of sale.


RECENT SALES OF UNREGISTERED SECURITIES

We completed an offering of 4,000,000 shares of our common stock at a price of $0.001 per share. Of these shares, 2,000,000 were issued on December 18, 2006 to Cathy M.T. Ho, our President, C.E.O. and director. The remaining 2,000,000 shares were issued on December 29, 2006 to Heather M.T. Ho, our Secretary, Treasurer, and director. The total amount received from this offering was $4,000.

These shares were issued pursuant to Regulation S of the Securities Act.
 Appropriate legends were affixed to the stock certificates representing these shares.

We completed an offering of 2,000,000 shares of our common stock at a price of $0.001 per share to a total of 8 purchasers on January 26, 2007. The total amount received from this offering was $2,000. We completed this offering pursuant to Regulation S of the Securities Act. The purchasers were as follows:



NAME OF PURCHASER             SHARES
                              PURCHASED
Sean Dragomir
107-6833 Village Green        250,000
Burnaby, BC  V5E 4M1
Lyn Tan Ho
5238 Ross Street              250,000
Vancouver, BC
My Ngoc Giang
3320 Dieppe Drive             250,000
Vancouver, BC  V5M 4B9

NAME OF PURCHASER             SHARES
                              PURCHASED
Robert Meister
8-1601 Yew Street             250,000
Vancouver, BC  V6K 3E6
Steven Tran
2743 Duke Street              250,000
Vancouver, Bc  V5R 4S8
Geoff Wall
4 Montizambert Wynd           250,000
West Vancouver, BC  V7W 1R8
Eui Seok Yang
#2202 - 10082 148th Street    250,000
Surrey, BC  V3R 0S3
Michelle Lui
1137 East Pender Street       250,000
Vancouver, BC  V6A 1W6


We completed an offering of 1,000,000 shares of our common stock at a price of $0.01 per share to a total of 10 purchasers on March 22, 2007. The total amount received from this offering was $10,000. We completed this offering pursuant to Regulation S of the Securities Act. The purchasers were as follows:

NAME OF PURCHASER             SHARES
                              PURCHASED
Phillip Khong
5607 Rhodes Street            100,000
Vancouver, BC  V5R 3P2
Mayumi Yokogawa
1139 Seymour Street           100,000
Vancouver, BC  V6B 3M7
Jesse R. Coath
6650 Humphries Avenue         100,000
Burnaby, BC  V5E 3J1
Sarah Boy
6061 Grant Street             100,000
Burnaby, BC  V5B 2K5
Jonas Peraja
7789 10th Avenue              100,000
Burnaby, BC  V3N 2S2
Emmanuel Akena
#310-3901 Carrigan Crescent   100,000
Burnaby, BC  V3N 4K1
Shirley Wong
2860 Dundas Street            100,000
Vancouver, BC  V5K 1R4
Colleen Wong
7892 Cumberland Street        100,000
Burnaby, BC  V3N 3Y7
Kelts Dragomir
3214 Matapan Crescent         100,000
Vancouver, BC  V5M 4B1

NAME OF PURCHASER             SHARES
                              PURCHASED
Ann Victoria Do
#429-1933 East 41st Avenue    100,000
Vancouver, BC  V5P 4Y4

We completed an offering of 900,000 shares of our common stock at a price of $0.10 per share to a total of 10 purchasers on April 3, 2007. The total amount received from this offering was $9,000. We completed this offering pursuant to Regulation S of the Securities Act. The purchasers were as follows:



NAME OF PURCHASER             SHARES
                              PURCHASED
Sherry Robinson
309-2891 East Hastings Street 90,000
Vancouver, BC  V5K 5J8
Hugo Florencio Aparicio Mendoza
#104-2320 Franklin Street     90,000
Vancouver, BC  V5L 1S1
Gary Lee
466 Mundy Street              90,000
Coquitlam, BC  V3K 5N1
Donna Chan
466 Mundy Street              90,000
Coquitlam, BC  V3K 5N1
John Hyatt
1313 Eastern Drive            90,000
Port Coquitlam, BC  V3C 4J3
Natasha Chow
105-1167 Pipeline Road        90,000
Coquitlam, BC  V3B 4R9
Neal Washburn
1851 East 16th Avenue         90,000
Vancouver, BC  V5N 2G7
Francis Koo
2833 St. Thomas Street        90,000
Port Coquitlam, BC  V3B 2Z2
Manjot Sohal
3808 NIthsdale Street         90,000
Burnaby, BC  V5G 1P6
Henry Kim
1180 Lynwood Avenue           90,000
Port Coquitlam, BC  V3B 6S3

Regulation S Compliance

Each offer or sale was made in an offshore transaction;

Neither we, a distributor, any respective affiliates nor any person on behalf of any of the foregoing made any directed selling efforts in the United States;

Offering restrictions were, and are, implemented;

No offer or sale was made to a U.S. person or for the account or benefit of a U.S. person;

Each purchaser of the securities certified that it was not a U.S. person and was not acquiring the securities for the account or benefit of any U.S. person;

Each purchaser of the securities agreed to resell such securities only in accordance with the provisions of Regulation S, pursuant to registration under the Act, or pursuant to an available exemption from registration; and agreed not to engage in hedging transactions with regard to such securities unless in compliance with the Act;

The securities contain a legend to the effect that transfer is prohibited except in accordance with the provisions of Regulation S, pursuant to registration under the Act, or pursuant to an available exemption from registration; and that hedging transactions involving those securities may not be conducted unless in compliance with the Act; and

We are required, either by contract or a provision in our bylaws, articles, charter or comparable document, to refuse to register any transfer of the securities not made in accordance with the provisions of Regulation S pursuant to registration under the Act, or pursuant to an available exemption from registration; provided, however, that if any law of any Canadian province prevents us from refusing to register securities transfers, other reasonable procedures, such as a legend described in paragraph (b)(3)(iii)(B)(3) of Regulation S have been implemented to prevent any transfer of the securities not made in accordance with the provisions of Regulation S.

                                    EXHIBITS
Exhibit
Number       Description

  3.1        Articles of Incorporation
  3.2        Bylaws
  4.1        Specimen Stock Certificate
  5.1        Opinion of Gersten Savage LLP
  10.1       Mineral Property Staking and Purchase Agreement dated May 27, 2007
  23.1       Consent of Gersten Savage LLP (Reference is made to Exhibit 5.1)
  23.2       Consent of George Stewart, Certified Public Accountant
  99.1       Claims Location Map

THE UNDERSIGNED REGISTRANT HEREBY UNDERTAKES:

1. To file, during any period in which it offers or sells securities, a post-effective amendment to this registration statement to:

(a) include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;
(b) reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information set forth in this registration statement; and notwithstanding the forgoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the commission pursuant to Rule 424(b) if, in the aggregate, the changes in the volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration Statement; and
(c) include any additional or changed material information on the plan of distribution.

2. That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

3. To remove from registration by means of a post-effective amendment any of the securities being registered hereby which remain unsold at the termination of the offering.

4. That, for determining our liability under the Securities Act to any purchaser in the initial distribution of the securities, we undertake that in a primary offering of our securities pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, we will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

       (i) any preliminary prospectus or prospectus that we file relating to the offering required to be filed pursuant to Rule 424 (Section 230.424 of this chapter);

       (ii) any free writing prospectus relating to the offering prepared by or on our behalf or used or referred to by us;

       (iii)the portion of any other free writing prospectus relating to the offering containing material information about us or our securities provided by or on behalf of us; and

       (iv) any other communication that is an offer in the offering made by us to the purchaser.

Each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers and controlling persons pursuant to the provisions above, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act, and is, therefore, unenforceable.

In the event that a claim for indemnification against such liabilities, other than the payment by us of expenses incurred or paid by one of our directors, officers, or controlling persons in the successful defense of any action, suit or proceeding, is asserted by one of our directors, officers, or controlling person in connection with the securities being registered, we will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification is against public policy as expressed in the Securities Act, and we will be governed by the final adjudication of such issue.

                                   SIGNATURES

In accordance with the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form SB-2 and authorized this registration statement to be signed on its behalf by the undersigned, in the City of Vancouver, Province of British Columbia on January 29, 2008.


                                 BURROW MINING INC.

                                 /S/ Cathy M.T. Ho
                                 ------------------------------
                                 Cathy M.T. Ho, President, Chief
                                 Executive Officer, Chief Financial Officer
                                 and Director

In accordance with the requirements of the Securities Act of 1933, this registration statement was signed by the following persons in the capacities and on the dates stated.

SIGNATURE           CAPACITY IN WHICH SIGNED         DATE

                    President, Chief Executive              January 29, 2008
                    Officer, Chief Financial Officer,
                    principal financial
                    officer, principal accounting
                    officer and Director

/S/ Cathy M.T. Ho
-----------------------
Director
Cathy M.T. Ho

                    Secretary,                              January 29, 2008
                    Treasurer and Director

/S/ Heather M.T. Ho
-----------------------
Heather M.T. Ho

                                Index to Exhibits

Exhibit
Number       Description

  3.1        Articles of Incorporation
  3.2        Bylaws
  4.1        Specimen Stock Certificate
  5.1        Opinion of Gersten Savage LLP
  10.1       Mineral Property Staking and Purchase Agreement dated May 27, 2007
  23.1       Consent of Gersten Savage LLP (Reference is made to Exhibit 5.1)
  23.2       Consent of George Stewart, Certified Public Accountant
  99.1       Claims Location Map